Exhibit 99.2
NOTICE OF GUARANTEED DELIVERY
GWR OPERATING PARTNERSHIP, L.L.L.P. AND GREAT WOLF FINANCE CORP.
OFFER TO EXCHANGE
$230,000,000 AGGREGATE PRINCIPAL AMOUNT OF THEIR
10.875% FIRST MORTGAGE NOTES DUE 2017 (CUSIP NUMBER 361990 AB0),
WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
FOR A LIKE AGGREGATE PRINCIPAL AMOUNT OF THEIR
10.875% FIRST MORTGAGE NOTES DUE 2017 (CUSIP NUMBERS 361990 AA2 / U40382 AA8)
     This form or one substantially equivalent hereto must be used to accept the Exchange Offer of GWR Operating Partnership, L.L.L.P. (the “Company”) and Great Wolf Finance Corp. (“Great Wolf Finance” and, together with the Company, the “Issuers”) made pursuant to the prospectus dated         , 2010 (the “Prospectus”), if certificates for the outstanding $230,000,000 aggregate principal amount of their 10.875% First Mortgage Notes due 2017 (CUSIP Numbers 361990 AA2 / U40382 AA8) (the “Initial Notes”) are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Company prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by telegram, telex, facsimile transmission, mail or hand delivery to U.S. Bank National Association (the “Exchange Agent”) as set forth below. In addition, in order to utilize the guaranteed delivery, a Letter of Transmittal (or facsimile thereof), must also be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Certificates for all tendered Initial Notes in proper form for transfer or a book-entry confirmation, as the case may be, and all other documents required by the Letter of Transmittal must be received by the Exchange Agent within three NASDAQ Global Select Market trading days after the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus.
Delivery to:
U.S. BANK NATIONAL ASSOCIATION
Exchange Agent

By Registered or Certified	By Overnight Courier:	By Hand:	By Facsimile:
Mail:	U.S. Bank National	U.S. Bank National	U.S. Bank National
U.S. Bank National	Association	Association	Association
Association	40 Pearly Street, NW,	40 Pearly Street, NW,	Attn: Specialized Finance
40 Pearly Street, NW,	Suite 838	Suite 838	Department
Suite 838	Grand Rapids, MI 49503	Grand Rapids, MI 49503	(616) 459-3561
Grand Rapids, MI 49503	Attn: Specialized Finance	Attn: Specialized Finance
Attn: Specialized Finance	Department	Department	Confirm by telephone:
Department			(800) 934-6802
For information, call:
(800) 934-6802

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.
Ladies and Gentlemen:
     Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Issuers the principal amount of Initial Notes set forth below, pursuant to the guaranteed delivery procedure described in “The Exchange Offer—Procedures for Tendering Initial Notes” section of the Prospectus.
Principal Amount of Initial Notes
Tendered1

$

Certificate Nos. (if available):

Total Principal Amount Represented by Initial Notes Certificate(s):	If Initial Notes will be delivered by book-entry transfer to The Depository Trust Company, provide account number.

$	Account Number

ANY AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL SURVIVE THE DEATH OR INCAPACITY OF THE UNDERSIGNED AND EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.
PLEASE SIGN HERE

X

X Signature(s) of Owner(s) or Authorized Signatory	Date
Area Code and Telephone Number:
     Must be signed by the holder(s) of Initial Notes as their name(s) appear(s) on certificate(s) for Initial Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

[1]	Must be in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof.

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

Capacity:

Address(es):

GUARANTEE
     The undersigned, a member of a registered national securities exchange, or a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees that the certificates representing the principal amount of Initial Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Initial Notes into the Exchange Agent’s account at The Depository Trust Company pursuant to the procedures set forth in “The Exchange Offer—Procedures for Tendering Initial Notes” section of the Prospectus, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three NASDAQ Global Select Market trading days after the date of execution hereof.

Name of Firm		Authorized Signature

Address		Title

Name:
Zip Code		(Please Type or Print)

Area Code and Tel. No.	Dated:

NOTE:	DO NOT SEND CERTIFICATES FOR INITIAL NOTES WITH THIS FORM. CERTIFICATES FOR INITIAL NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.